UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 11, 2006

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On April 19, 2006, Global GP LLC, the general partner of Global Partners LP (the “Partnership”), entered into an employment agreement with Thomas J. Hollister, 51, to become the Executive Vice President and Chief Financial Officer of Global GP LLC, effective July 1, 2006. The employment agreement provides for a base salary of $550,000 for Mr. Hollister’s initial twelve months of service, with an additional annual bonus amount of $130,000 for each twelve-month period that Mr. Hollister is employed by Global GP LLC (such amount to be prorated for the period from July 1, 2006 through December 31, 2006), provided that the Partnership achieves a distributable cash flow target. Mr. Hollister also shall be entitled to participate in a long-term incentive plan, if any, implemented by the Partnership, or to receive a secondary bonus in the amount of $250,000, payable over four years, in the event the Partnership does not implement a long-term incentive plan. A copy of Mr. Hollister’s employment agreement is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.

Item 5.02.         Departure of Principal Officer; Appointment of Principal Officer

(c)  On May 11, 2006, the Partnership issued a press release announcing the appointment of Thomas J. Hollister, 51, as Executive Vice President and Chief Financial Officer of Global GP LLC, effective July 1, 2006. He will succeed current Executive Vice President and Chief Financial Officer, Thomas A. McManmon, Jr., 62, who will continue working with the Partnership as a senior advisor to the executive management team. From 2005 to March 2006, Mr. Hollister served as Vice Chairman of Citizens Financial Group and as Chairman, President and Chief Executive Officer of Citizens Capital, Inc., Citizens Financial Group’s private equity and venture capital business. From 2004 to 2005, he served as President and CEO of Charter One Bank, one of the 30 largest banks in the United States. From 1998 to 2004 he served as President and CEO of Citizens Bank of Massachusetts, which under his leadership grew from $6 billion to $28 billion in assets. During his career, Mr. Hollister has served as project leader on eight bank integrations, including Bank of Boston’s acquisition of Bay Banks, Citizens’ purchases of UST Corp. and State Street Corp.’s Commercial Banking Group, and Citizens’ $10.5 billion acquisition of Charter One Financial, Inc. Previously, he managed the energy and utilities business for Bank of Boston, overseeing $3 billion in commitments. Mr. Hollister received a bachelor’s degree from Amherst College and an MBA from Boston University. A copy of the Partnership’s press release is attached hereto as Exhibit 99.2 and incorporated herein in its entirety.

The information furnished pursuant to Item 5.02 in this report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 8.01.         Other Events

On May 9, 2006, the Partnership issued a press release announcing the completion of its approximately $2.3 million acquisition of a refined petroleum products terminal in Bridgeport, Connecticut from Connecticut Petroleum Wholesalers and one of its affiliates. This terminal, which is located in southern Connecticut, has storage capacity for approximately 109,000 barrels of refined products including #2 fuel oil, low sulfur diesel and additional products. A copy of the Partnership’s press release is attached hereto as Exhibit 99.3 and incorporated herein in its entirety.

The information furnished pursuant to Item 8.01 in this report on Form 8-K, including Exhibit 99.3, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.         Financial Statements and Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibits 99.2 and 99.3 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed”

under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

(d)	Exhibit

99.1*	Employment Agreement between Global GP LLC and Thomas J. Hollister dated April 19, 2006

99.2^	Global Partners LP Press Release dated May 11, 2006

99.3^	Global Partners LP Press Release dated May 9, 2006

*                    Filed herewith

^                     Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC,
its general partner

Dated: May 11, 2006		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Employment Agreement between Global GP LLC and Thomas J. Hollister dated April 19, 2006

99.2^	Global Partners LP Press Release dated May 11, 2006

99.3^	Global Partners LP Press Release dated May 9, 2006

*                    Filed herewith

^                     Furnished herewith